Exhibit 99.1

Nukkleus Inc. Announces Strategic $10.0 Million Private Placement Priced Above-the-Market under Nasdaq Rules

JERSEY CITY, N.J., Dec. 18, 2024 /PRNewswire/ -- Nukkleus, Inc. (NASDAQ: NUKK), today announced the pricing of a private placement with a single New York-based family office investor. The aggregate gross cash proceeds are expected to be $10.0 million, before deducting fees to the placement agent and other offering expenses payable by the Company. The Company intends to use the net proceeds from the private placement to finance the proposed acquisition of Star 26 Capital Inc., a defense acquisition company holding 95% ownership in RIMON. RIMON is a leading Israeli supplier of components for the Iron Dome missile defense system, as well as other defense and tactical solutions. for general corporate purposes and working capital.

In connection with the private placement, the Company is planning to issue an aggregate of 1,666,666 units (the "Offering"). Each unit will be sold at an effective unit price of $6.00 per unit and will consist of one share of restricted common stock (or one pre-prefunded warrant to purchase a share of restricted common stock), and warrants exercisable for one and one-half shares of restricted common stock, exercisable at $6.00 per share. The Offering is priced above-the-market under Nasdaq rules.

The closing of the private placement is expected to occur on or about December 19, 2024, subject to the satisfaction of certain customary closing conditions.

Dawson James Securities is acting as the Exclusive Placement Agent for the private placement.

The securities described above are being sold in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and have not been registered under the Act, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. Pursuant to a registration rights agreement with the investor, the Company has agreed to file one or more registration statements with the Securities and Exchange Commission (the "SEC") covering the resale of the common stock sold in the private placement and the common stock issuable upon exercise of the pre-funded warrants and the warrants sold in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Nukkleus, Inc.

Nukkleus, Inc. (NASDAQ: NUKK) is a Nasdaq company, recently announced an acquisition of Star 26 Capital Inc – a defense-focused acquisition company.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are "forward-looking statements" within the meaning of federal securities laws. In some cases, you can identify forward-looking statements by terminology such as "will," "would," "expect," "intend," "plan," "objective," or comparable terminology referencing future events, conditions or circumstances, or the negative of such terms. Although Nukkleus believes that it has a reasonable basis for the forward-looking statements contained in this press release, they are based on management's current beliefs and expectations about future events and circumstances and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company's control. Risk factors described under "Risk Factors" in Nukkleus' most recently filed annual report on Form 10-K, as updated from time to time in its quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements in this press release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Nukkleus undertakes no obligation to update any forward-looking statement contained in this press release to reflect events that occur or circumstances that exist after the date of this press release, except as required by law.

SOURCE Nukkleus, Inc.